SEPARATION AGREEMENT AND GENERAL RELEASE

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE (hereinafter "Agreement") is made and entered into this 16th day of December, 1998, by and between Merrimac Industries, Inc., and its affiliated, subsidiary and related entities, and their present and former officers, directors, employees, trustees, agents, attorneys, successors and assigns (hereinafter "Merrimac"), and Jacob Lin (hereinafter "Lin").

     WHEREAS, Lin's employment with Merrimac will be terminated on December 16, 1998; and

     WHEREAS, Lin and Merrimac agree that it is in the best interests of both parties to enter into this Agreement.

     NOW, THEREFORE, Lin and Merrimac hereby agree as follows:

     1. In consideration of the payments set forth herein, Lin does irrevocably and unconditionally release and forever discharge Merrimac from and against any and all claims, demands, causes of action, suits, judgments, liabilities, damages, costs and expenses, of any kind or nature whatsoever, disputed or undisputed, known or unknown, in law or in equity, which Lin ever had, now has, or hereafter can, shall or may have against Merrimac from the beginning of the world to the date of execution of this Agreement, including but not limited to:

     (a) any and all claims arising out of Lin's employment with Merrimac or the termination thereof; any and all claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended, the New Jersey Law Against Discrimination, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans With Disabilities Act of 1990, and the Conscientious Employee Protection Act;

     (b) any and all claims of wrongful discharge, intentional or negligent infliction of emotional distress, misrepresentation, defamation, breach of contract or implied contract, or any claims arising under Merrimac's policies, employee handbooks, insurance programs or oral or written representations; or

     (c)  any  and  all  claims  under  any  other   federal,   state  or  local
constitution, statute, rule, regulation or principle of common law. Lin understands that he is not releasing any claims against Merrimac that may arise after the date of execution of this Agreement.

     2. Merrimac agrees to provide certain payments and benefits to Lin (less applicable federal and state taxes) as follows:

     a) Severance payments in the sum of $13,750.00 per month for six (6) months (the "Severance Period") or a total sum of $ 82,500.00. The Severance Period shall commence after the expiration of the seven (7) day revocation period set forth in Paragraph 18 hereof.

     b) Payment in the sum of $ 6,346.15 for accrued but unused vacation time of two (2) weeks.

     c) Merrimac group medical and dental benefits during the six (6) month Severance Period. Except for vacation pay, Lin acknowledges that he is receiving the aforesaid payments and benefits under this Agreement that he would not otherwise have been entitled but for the execution of this Agreement. Lin further acknowledges that no other wages, compensation, bonus, incentive, payments, monies or other benefits are due him.

     3. Lin understands and agrees that no payment shall be made under this Agreement until seven (7) days after Merrimac has received this document fully executed by Lin.

     4. Lin hereby resigns as an officer and director of Merrimac, as applicable. Lin shall execute and submit formal resignations as may be requested by Merrimac.

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
     5. (a) In exchange for the consideration provided to Lin under this Agreement, Lin shall also provide up to ten (10) hours per month of advisory and consulting services to Merrimac during the Severance Period as may be requested from time to time in the sole discretion of the Chief Executive Officer of Merrimac or his designee. No additional compensation or fees will be paid to Lin for such services, except for reasonable and actual out-of-pocket business expenses upon presentation of appropriate receipts and which have been authorized in advance by Merrimac. Lin shall fully cooperate with Merrimac in providing such services from time to time during the Severance Period.

     (b) Lin shall provide such services in the New Jersey area or at such other location as may be mutually agreed upon by Lin and the Chief Executive Officer of Merrimac or his designee.

     (c) Nothing contained in this Agreement shall constitute an employment agreement and Lin shall not be considered an employee nor entitled to participate in any benefits, plans or programs maintained for employees of Merrimac. Lin shall provide such consulting services as an independent contractor and shall have no power to bind Merrimac or assume or create any obligation or responsibility on behalf of Merrimac.

     6. Lin understands and agrees that neither this Agreement nor the execution thereof nor the payment of any monies hereunder shall constitute an admission of any liability or violation of any law, contract provision, rule or regulation, as to which Merrimac expressly denies any such liability or violation.

     7. Lin represents and warrants that he has not and will not file any claim, complaint, action, suit, charge or grievance against Merrimac with any federal, state or local agency, board, commission, committee, legislative body, court, or other forum or entity relating to any alleged claim released under this Agreement. This Agreement shall constitute a complete defense to any such proceeding. Lin further represents and warrants that he will not encourage, participate, assist or cooperate with any person or entity to file any claim, complaint, action, suit, charge or grievance against Merrimac. Lin further represents and warrants that he shall fully cooperate with Merrimac in connection with any investigation, claim, complaint, action, suit, charge or grievance by or against Merrimac.

     Nothing contained in this paragraph shall affect the right of the Equal Employment Opportunity Commission to enforce applicable age discrimination laws or conduct any investigation or proceeding. Lin waives and releases any right to recover any remedial relief, damages or penalties in any lawsuit or proceeding brought by Lin, any administrative agency, or any other person on Lin's behalf or which includes Lin in any class.

     8. Lin agrees to keep this Agreement and the terms hereof strictly confidential and shall not disclose, directly or indirectly, such matters to any person, firm, association, partnership, corporation or other entity except Lin's legal representatives, accountants or tax authorities. Lin may disclose the terms of this Agreement on a strictly confidential basis to any prospective employer.

     9. Lin agrees not to use, copy, or disclose, directly or indirectly, to any person, firm, association, partnership, corporation or other entity any confidential, proprietary or financial information, or trade secrets of Merrimac including, without limitation, any of Merrimac's inventions, software, data, methods of doing business, client or customer lists, vendor or supplier lists, sales or field representative lists, pricing plans or policies, marketing plans or policies, human resource organization, personnel, plans or policies, or business plans or policies; provided, however, this provision shall not preclude Lin from the use, copy or disclosure of information which is in the public domain through no fault of Lin or from disclosure required by law or court order. Lin represents and warrants that he has returned all documents, data, information, software and other property of Merrimac.

     10. Lin covenants and agrees that for a period of two (2) years after the date of this Agreement, he shall not, directly or indirectly: (a) recruit, solicit, entice, or initiate contact for the purpose of offering employment to any current employee of Merrimac or any person who was an employee of Merrimac within a period of one (1) year after that person leaves the employ thereof, and will notify Merrimac before employing any such person; (b) solicit, interfere with or endeavor to entice away from Merrimac any of its customers, suppliers, or sales or field representatives; or (c) engage in any activity, business or service, either on his own account or as an employee, officer, director, partner, trustee, principal, consultant, joint venturer, investor or otherwise that in whole or in part is competitive with or adverse to the best interests of the business activities of Merrimac.

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
     11. Lin covenants and agrees that for a period of two (2) years after the date of this Agreement, he shall not, directly or indirectly, (a) seek a position on the Board of Directors of Merrimac; (b) solicit proxies for the election of a member of the Board of Directors of Merrimac; or (c) join with any other person to form a "group" for purposes of participating in any registration under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, with respect to shares of capital stock of the Company; provided, however, that these obligations shall terminate in the event of a "Change in Control" (as defined herein) of the ownership of Merrimac, in which Change in Control Lin has no involvement during the restricted period.

     For purposes of this provision, a "Change in Control" shall be deemed to have occurred if (x) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), who is not now a current affiliate or a 5% or more holder, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on July 1, 1997) of stock of the Company entitled to cast more that 15% of the votes at the time entitled to be cast generally for the election of directors;
(y) more than 50% of the members of the Board of Directors of Merrimac shall not be Continuing Directors (which term, as used herein, means the directors of Merrimac (I) who were members of the Board of Directors of Merrimac on August 1, 1997 or (II) who subsequently became directors of Merrimac and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election as nomination for election by Merrimac's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors; or (z) Merrimac shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Merrimac shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, the stockholders of the Company immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity immediately thereafter.

     12. Lin and Merrimac agree not to publish or otherwise communicate any disparaging statements about Merrimac or its former and present officers, directors, employees and agents, or Lin.

     13. In the event of an actual or threatened breach of any of Lin's obligations under this Agreement, Merrimac shall be entitled to an injunction restraining such breach or an appropriate decree of specific performance of such obligation without the necessity of: (a) showing actual damages or that monetary damages would not afford an adequate remedy at law; or (b) posting any bond or security. In the event of litigation to enforce or defend its rights or remedies under this Agreement, Merrimac shall be entitled to recover its damages, attorneys fees, costs of suit and litigation expenses. Further, in the event of a breach of any of Lin's obligations under this Agreement, Lin shall forfeit all future payments and benefits and Merrimac shall be entitled to recover all past payments and benefits made to Lin under this Agreement.

     14. Lin waives any claim for reinstatement and will not apply for re-employment for any position with Merrimac.

     15. Lin represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation or statement made by any of Merrimac's officers, directors, employees, agents, trustees, representatives or attorneys, except as specifically stated in this Agreement.

     16. This Agreement is made and entered into within the State of New Jersey and shall in all respects be interpreted, governed and enforced in accordance with the laws of the State of New Jersey without giving effect to any conflict of law rules.

     17. Lin acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to review and consider same. Lin is advised to consult with an attorney of his choice prior to executing this Agreement and has been given an opportunity to do so. Lin further acknowledges that this Agreement is fair and equitable and enters into this Agreement knowingly and voluntarily and of his own free will. Lin may waive his right to the full twenty-one (21) day review period in order to execute and return this Agreement earlier and receive payment sooner.

     18. Lin further understands and agrees that this Agreement shall not be effective or enforceable for a period of seven (7) days following his execution of this Agreement, and that Lin may revoke this Agreement for any reason during this seven (7) day period in which event this Agreement shall become null and void in its entirety. It is further understood that no payments shall be made under this Agreement until the expiration of the seven (7) day revocation period.

     19. In the event any restriction or provision set forth in this Agreement shall be adjudged by a court to be void or unenforceable for any reason, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the area dealt with thereby reduced in scope, then such restriction shall apply with such revisions or reductions as may be necessary to make them valid, effective and enforceable. If any provision of this Agreement or part thereof shall ultimately be held to be void or unenforceable, then such provision or part thereof shall be deemed deleted and the remaining provisions of this Agreement shall remain in full force and effect.

     20. This Agreement sets forth the entire understanding between the parties hereto - 7 - and supersedes any and all prior agreements or understandings, written or oral, between the parties pertaining to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.


               THE UNDERSIGNED HAS READ THIS SEPARATION AGREEMENT
                 AND GENERAL RELEASE, FULLY UNDERSTANDS IT, AND
                 VOLUNTARILY AND KNOWINGLY AGREES TO ITS TERMS.




Witness:  /s/ Olivia McKay                            /s/  Jacob Lin
          -----------------                           ---------------
             (Olivia McKay)                               (Jacob Lin)

Date of Execution: December 23,1998


                                                  MERRIMAC INDUSTRIES, INC.:


Witness:___________________________                By: /s/  Rey Green
                                                   --------------------------
                                                           (Reynold K. Green)
Date of Execution: December 23, 1998


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